Exhibit 99.1

FUEL TECH, INC.

2026 Corporate Incentive Plan

1.	THE PLAN

1.1         Objectives. This Corporate Incentive Plan of Fuel Tech, Inc., a Delaware corporation (the “Company”) is designed to provide Eligible Employees with an annual cash bonus incentive based on both Company financial results and, to the extent and in the manner set forth in Sections 3 and 4 below, the applicable Eligible Employee’s overall job performance contribution to achieving those results. Capitalized terms not otherwise defined herein shall have the meanings set forth in Section 4 of this Incentive Plan.

1.2         General. The Incentive Plan is an annual bonus plan commencing January 1, 2026, with payouts based on the Company’s financial performance in 2026. For Eligible Employees, this Incentive Plan and the 2026 Current Objectives Incentive Plan supersedes and replaces all prior annual bonus incentive compensation programs for all regular, full-time and part-time U.S., European or Canadian based employees of the Company and its wholly-owned subsidiary, Fuel Tech, S.r.L.

2.	ELIGIBILITY

2.1         Eligible Employees. Except as provided in Section 2.2 and subject to Section 5.5, Eligible Employees must be employed on the last day of a fiscal year (December 31) in order to be eligible for a payout under the Incentive Plan based on that fiscal year’s performance. No amounts will be deemed earned or payable under the Incentive Plan by any employee whose employment with the Company ends on or before the close of business on the last day of the fiscal year. An Eligible Employee deemed to be eligible for a payout in accordance with the provisions of the Incentive Plan for a given fiscal year, need not be employed on the day of a bonus payout under this Incentive Plan for such fiscal year in order to be eligible for the payout.

2.2         Involuntary Termination of Employment. Notwithstanding the preceding paragraph, if, during a fiscal year in which the Incentive Plan is in effect, an Eligible Employee’s employment with the Company is involuntarily terminated: (a) not for cause by the Company, or (b) on account of the Eligible Employee’s death, or (c) on account of the Eligible Employee’s Disability, then to the extent and at the time the Company determines there shall be a payout for that fiscal year under the Incentive Plan, the affected Eligible Employee shall be eligible for a pro rata Incentive Plan payment (or, in the case of death, to that employee’s estate) in accordance with the applicable calculations of Section 3, “Incentive Plan Payouts” and subject to all the other provisions of the Incentive Plan. Such pro rata payment shall equal the payout amount for the affected Eligible Employee determined in accordance with Section 3 below; provided, however, that only the normal employee wages paid to the affected employee (as determined by the Company in its sole discretion and excluding bonuses, allowances, paid leave, vacation or severance payments) through that Eligible Employee’s separation date from the Company shall be used in such pro rata allocations.

Fuel Tech, Inc. 2026 Corporate Incentive Plan
Effective January 1, 2026
Fuel Tech, Inc. Confidential and Proprietary

3.	INCENTIVE PLAN PAYOUTS

3.1         Incentive Pool Funding.

3.1.1         Payout Threshold and Funding Cap.

(a)         Notwithstanding anything to the contrary contained in this Incentive Plan, no Incentive Plan payout will be made to any Eligible Employee unless the Company has achieved the established minimum threshold of Operating Income of $250,000. Accordingly, if the Company fails to achieve the established minimum threshold of Operating Income, there is no payout under the Incentive Plan of any kind, regardless of the Company’s financial performance or the Eligible Employee’s achievement of his or her personal performance goals.

(b)         Notwithstanding anything to the contrary contained in this Incentive Plan, the maximum amount that may be funded into the Incentive Pool pursuant to Section 3.1.2 below is $3 million.

3.1.2         Funding Based on Company Performance.

(a)         Subject to Section 5.5, the Company will set aside a percentage of Operating Income in an Incentive Pool to provide for bonus payments under this Incentive Plan based on the amount of Operating Income earned by the Company in 2026. The percentage of Operating Income that is set aside based on the Company’s financial performance shall be determined by the Committee after consideration of the recommendations of the Company’s Chief Executive Officer.

(b)         Once the Company’s minimum threshold of Operating Income is met (as described in Section 3.1.1 above), the percentage of Operating Income set aside in the Incentive Pool will be 25% of all Operating Income.

By way of illustration, if the Company earned $1.0 million in Operating Income in fiscal 2026, the amount of Operating Income funded into the Incentive Pool would equal $250,000

By way of further illustration, if the Company earned $100,000 in Operating Income in fiscal 2026, no amount would be funded into the Incentive Pool because the $250,000 payout threshold described in Section 3.1.1 above would not have been met.

Fuel Tech, Inc. 2026 Corporate Incentive Plan
Effective January 1, 2026
Fuel Tech, Inc. Confidential and Proprietary

3.2         Incentive Pool Allocation. The Incentive Pool shall be allocated among Eligible Employees in the manner set forth set forth below:

B x C x D
Payout = A x E

“A” equals the total amount of the Incentive Pool.

“B” equals the Eligible Employee’s Base W-2 Wages (as defined in Section 4).

“C” equals the Eligible Employee’s Target Bonus Factor (as defined in Section 4).

“D” equals the Eligible Employee’s Realization Percentage (as defined in Section 4).

“E” equals the aggregate total sum reached by adding together the products obtained by multiplying (a) the Base W-2 Wages of each Eligible Employee times (b) such Eligible Employee’s respective Target Bonus Factor times (c) such Eligible Employee’s respective Realization Percentage.

4.	DEFINITIONS

“Operating Income” – means Operating Income before the impact of incentive pay (but including adjustments to reflect the payment of sales commissions), as determined by the Company, in its sole discretion.

“Base W-2 Wages” – means, with respect to each Eligible Employee, such Eligible Employee’s respective normal W-2 base wages paid in 2026 (excluding overtime or other compensation including, without limitation, grants pursuant to the 2024 Incentive Plan of Fuel Tech, Inc., bonuses, allowances, paid leave, or vacation) or, with respect to an Eligible Employee based outside of the United States, a comparable amount as determined by the Committee in its sole discretion.

“Incentive Plan” or “CIP” – means the 2026 Corporate Incentive Plan of Fuel Tech, Inc., as amended from time to time.

“Committee” – means the Compensation Committee of the Company’s Board of Directors or such other committee as may from time to time succeed to or perform the functions of that Committee.

"Disability” – means that an applicable Eligible Employee, after exhausting any applicable leave available under the Company's policies, is unable because of physical or mental condition to perform the essential functions of the Employee's position, with or without a reasonable accommodation.

Fuel Tech, Inc. 2026 Corporate Incentive Plan
Effective January 1, 2026
Fuel Tech, Inc. Confidential and Proprietary

“Eligible Employee” – means, subject to the employee non-eligibility exceptions stated below, each regular, full-time and part-time U.S., Canadian or European based employee of the Company or the Company’s wholly-owned subsidiary, Fuel Tech S.r.L.. Notwithstanding the foregoing, the following employees of the Company are not eligible to participate in the Incentive Plan: (a) each employee of the Company or its subsidiaries who is designated by the Company to be a member of the Sales Group; and (b) any employee who has agreed to ineligibility via a separate written agreement with the Company.

“Individual Objectives” means the individual performance objectives established for applicable Eligible Employee (including the weighting given to the realization of each Individual Objective in the determination of such Eligible Employee’s “Realization Percentage” (as defined in Section 4 below)) and communicated to the applicable Eligible Employee no later than April 15, 2026.

“Realization Percentage” – means a percentage representing the extent to which, if any, an applicable Eligible Employee has achieved his or her Individual Objectives for 2026, as determined by the Company in its sole and absolute discretion and communicated to such Eligible Employee after December 31, 2026; provided, however, that notwithstanding anything to the contrary contained herein, with respect to any Eligible Employee that is serving as an executive vice president, senior vice president or has been designated as the Company’s Principal Executive Officer or Principal Financial Officer (as defined under the Securities Exchange Act of 1934, as amended), such Eligible Employee’s Realization Percentage will automatically and without further action by the Company equal 100%.

“Sales Group” – means the Senior Vice President, Sales, the National Sales Manager, APC Sales and each United States employee of the Company whom the Company selects to participate in the Company’s then current FUEL CHEM Employee Commission Plan, APC Employee Commission Plan and Aftermarket Commission Plan.

“Target Bonus Factor” – means a percentage assigned to each Eligible Employee on the basis of such Eligible Employee’s job level and contribution as determined by the Company in its sole and absolute discretion. Each Eligible Employee’s Target Bonus Factor shall be communicated to such employee no later than April 15, 2026.

5.	OTHER CONDITIONS

5.1         No Alienation of Awards. Payouts under this Incentive Plan may not be assigned or alienated, except that payouts earned and payable may be assigned under the laws of descent and distribution of the employee’s domicile.

5.2         No Right of Employment. Neither the Incentive Plan nor any action taken under the Incentive Plan shall be construed, expressly or by implication, as either giving to any participant the right to be retained in the employ of the Company or any affiliate, or altering or limiting the employment-at-will relationship between the Company and any employee.

5.3         Taxes, Withholding. The Company (or any subsidiary or affiliate of the Company) shall have the right to deduct from any payout under the Incentive Plan any applicable federal, state or local taxes or other amounts required by applicable law, rule, or regulation to be withheld with respect to such payment.

Fuel Tech, Inc. 2026 Corporate Incentive Plan
Effective January 1, 2026
Fuel Tech, Inc. Confidential and Proprietary

5.4         Code Section 409A. The Incentive Plan is intended to be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

5.5         Administration. The Incentive Plan shall be administered by or under the authority of the Committee which shall have the full discretionary power to administer and interpret this Incentive Plan and to establish rules for its administration. Notwithstanding anything to the contrary contained herein, the authority of the Committee under this Section 5.5 shall include, without limitation, the right at any time during the pendency of the Incentive Plan to amend or cancel the Incentive Plan, in whole or in part, to change the criteria for Eligible Employees, to change the incentive pool funding metrics or payout percentages and any other change the Committee determines advisable in its sole and absolute discretion. Any and all such actions shall not be subject to challenge by any Eligible Employee.

5.6         Effectiveness. The Incentive Plan will not be deemed effective for any fiscal year until such time, if any, as the determination of the Incentive Plan financial performance metrics and Incentive Pool allocations contemplated by Section 3 above have been released for communication to Incentive Plan participants, which date shall be no later than March 31st of each fiscal year.

6.	RESERVATION OF RIGHTS; GOVERNING LAW; CONTRACT DISCLAIMER.

6.1        FOR UNITED STATES-BASED ELIGIBLE EMPLOYEES: The Company reserves the right to amend or cancel the Incentive Plan in whole or in part (including, without limitation, to change the criteria for Eligible Employees, to change the incentive pool funding metrics or payout percentages and any other change the Company determines advisable in its sole and absolute discretion) at any time without notice. There can be no guaranty that the Incentive Plan will be in effect in any subsequent fiscal year. The Company also reserves the right to decide all questions and issues arising under the Incentive Plan and its decisions are final. The Incentive Plan shall be construed in accordance with and governed by the laws of the State of Illinois. The Incentive Plan is a statement of the Company’s intentions and does not constitute a guarantee that any particular Incentive Plan payment amount will be paid. It does not create a contractual relationship or any contractually enforceable rights between the Company or its wholly owned subsidiaries and the employee.

6.2        FOR ELIGIBLE EMPLOYEES BASED OUTSIDE THE UNITED STATES: This Incentive Plan is only valid for the year 2026. If the Company adopts a new incentive plan for 2027, the features, terms and conditions of such plan will be communicated to non-U.S. based Eligible Employees by March 31, 2026. The Company also reserves the right to decide all questions and issues arising under the Incentive Plan and its decisions are final. The Incentive Plan shall be construed in accordance with and governed by the laws applicable to the affected Eligible Employee’s place of work. The adoption of this Incentive Plan for 2026 does not constitute a guaranty that any particular Incentive Plan payout amount will be paid even if incentive compensation has previously consistently been granted for a certain period of time. It does not create a contractual relationship or any contractually enforceable rights between the Company and any Eligible Employee.

Fuel Tech, Inc. 2026 Corporate Incentive Plan
Effective January 1, 2026
Fuel Tech, Inc. Confidential and Proprietary